EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 7, 2013, between Fuse Science, Inc., a Nevada corporation (the “Company”), and the purchasers signatory hereto (the each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, severally and not jointly (i) 10% senior secured convertible promissory notes, in the aggregate principal face amount of $700,000 (the “Purchase Price”) and in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be, at the option of the Holder (as defined in the Notes), convertible into and exchanged for shares (the “Conversion Shares”) of capital stock of the Company in a Subsequent Financing (as defined in the Notes) in accordance with Section 4 and Section 4A of the Notes, and (ii) warrants, in the form attached hereto as Exhibit B (the “Warrants” and with the Notes, the “Securities”) to purchase shares of Common Stock (the “Warrant Shares” and with the Conversion Shares, the “Shares”);

WHEREAS, the Notes shall be secured by a first priority perfected security interest in all of the tangible and intangible assets of the Company and all of its subsidiaries, whether now existing or hereafter acquired or created by the Company (the “Subsidiaries”), whether such assets are now owned or hereafter created or acquired by the Company and/or its Subsidiaries (collectively, the “Assets”), all in accordance with the terms of a pledge and security agreement in the form attached hereto as Exhibit C (the “Security Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1.	Purchase and Sale of the Securities.

(a)          Closing. On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein:

(i)	the Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree to purchase from the Company the Notes, in consideration of the Purchase Price, as set forth on each such Purchaser’s signature page. For purposes of this Agreement, “Closing Date” means the date on which all of the Transaction Documents (as defined herein) have been executed and delivered by the parties thereto, and all conditions precedent to (i) Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligation to deliver the Securities, in each case, have been satisfied or waived.

(ii)	The Purchasers shall deliver the Purchase Price, via wire transfer of immediately available funds payable by the Purchasers, or, if applicable, by the execution and delivery by a Purchaser of a conversion notice (the “Conversion Notice”) of existing indebtedness of the Company held by such Purchaser in an amount equal to such Purchaser’s Purchase Price, to the escrow agent pursuant to the terms of the Escrow Agreement, in the form attached hereto as Exhibit D (the “Escrow Agreement”, and together with this Agreement, the Notes, Security Agreement and any and all exhibits and schedules hereto or hereto, the “Transaction Documents”), using the wire instructions contained in the Escrow Agreement.

The Company and the Purchasers shall each deliver to the other items set forth in Section 1(b) deliverable at the closing (the “Closing”). In addition, at the Closing, the Company shall deliver to certain purchasers the Share Exchange Agreement.

(b)	Deliverables.

(i)	On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser (other than with respect to an agreement which will only be delivered to the applicable Purchaser or Purchasers) the following:

A.	this Agreement, duly executed by the Company;

B.	a Note, duly executed by the Company, in the Purchase Price set forth on such Purchaser’s signature page;

C.	a Warrant, duly executed by the Company, to purchase that number of shares on a cashless basis at an exercise price of $0.06 per share equal to the product of (i) the aggregate purchase price of the Note times (ii) 33.33 ( 23,333,100 shares of the Company’s common stock in the aggregate) (the “Warrant Shares”);

D.	the Security Agreement, duly executed by the Company and evidence of filing UCC Financing Statements with the State of Nevada in a form reasonably acceptable to Purchasers; and

E.	the Escrow Agreement, duly executed by the Company.

(ii)	On or prior to the Closing Date, each Purchaser (other than with respect to an agreement which will only be delivered by the applicable Purchasers) shall deliver or cause to be delivered to the Company the following:

A.	this Agreement, duly executed by each Purchaser;

B.	the Security Agreement, duly executed by the Collateral Agent (as defined below);

C.	the Purchase Price by wire transfer to the Company or a duly executed Conversion Notice; and

D.	the Escrow Agreement, duly executed by each Purchaser.

(c)	Closing Conditions.

(i)	The obligations of the Company hereunder in connection with the Closing are subject to the waiver or satisfaction of the following conditions:

A.	the accuracy on the Closing Date of the representations and warranties of Purchasers contained herein;

B.	all obligations, covenants and agreements of Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

C.	the delivery by Purchasers of the items set forth in Section 1(b)(ii) of this Agreement.

(ii)	The obligations of Purchasers hereunder in connection with the Closing are subject to the waiver or satisfaction of the following conditions:

A.	the accuracy in all material respects on the Closing Date of the representations and warranties of Company contained herein

B.	all obligations and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

C.	the delivery by the Company of the items set forth in Section 1(b)(i) of this Agreement.

2.          Security. In accordance with the terms and the conditions of the Security Agreement, the Company agrees to secure the repayment of the loan amount under the Notes (the “Loan Amount”), all accrued and unpaid interest (as defined below) thereon and all other payments due thereunder, as well as all of the Company’s obligations thereunder by creating a UCC secured pledge of the Assets for the benefit of all Purchasers (the “UCC Pledge”). From time to time, Purchaser may demand, and the Company shall execute, such additional documents as may be reasonably necessary to maintain the UCC Pledge.

3.          Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

(a)          Subsidiaries. The Company’s Subsidiaries as of the date hereof are set forth in Schedule 3(a). Except as set forth in Schedule 3(a), the Company owns, directly or indirectly, 100% of each Subsidiary and such ownership interest is free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable and free of preemptive and similar rights to purchase securities. Neither the Company nor the Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(b)          Organization and Qualification. Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and contemplated to be conducted. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or a Subsidiary, taken as a whole (“Material Adverse Effect”), and no proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors or the Company’s stockholders in connection therewith, other than in connection with the Required Approvals (as defined herein). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)          No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of a Current Report on Form 8-K and a Form D with the Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f)          Issuance of the Securities. Each of the Note and the Warrant are duly authorized and, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, upon the conversion of the Note, subject to stockholder approval of an increase in the Company’s authorized capitalization, to the extent necessary, duly authorized and, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions provided for in the Transaction Documents. The shares of Common Stock issuable upon exercise of the Warrant, subject to stockholder approval of an increase in the Company’s authorized capitalization, to the extent necessary, have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. Subject to stockholder approval of an increase in the Company’s authorized capitalization, to the extent necessary,. the Company has reserved from its duly authorized capital stock, such number of securities for issuance upon conversion or exercise of the Note and Warrant, as applicable.

(g)          Capitalization; Additional Issuances. All of the issued and outstanding securities of the Company as of the date hereof are as set forth in Schedule 3(g). Except as set forth in Schedule 3(g), as of the date hereof, there are no outstanding agreements or preemptive or similar rights affecting the issuance of the Notes and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, the Notes. The exercise price of any of the Company’s outstanding warrants and options are set forth in Schedule 3(g).

(h)          Litigation. Except as set forth in Schedule 3(h), there are no actions or proceedings pending or, to the knowledge of the Company, threatened by or against Company or any of its Subsidiaries involving more than, individually or in the aggregate, Ten Thousand Dollars ($10,000). There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the UCC Pledge or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company

(i)          Regulatory Permits. Each of the Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted or as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(j)          SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” ) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k)          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(l)          No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Purchasers.

(m)          Acknowledgment Regarding the Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(n)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any Subsidiary is a party to a collective bargaining agreement, and the Company and each Subsidiary believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each Subsidiary is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)          Benefit Plans. Copies of all documentation relating to any Benefit Plans (including all plan documents, written descriptions of plans, actuarial reports and governmental filings and determinations with respect to such Benefit Plans) have been delivered or made available to each Purchaser. None of the Benefit Plans is a “Defined Benefit Plan” that would be subject to Part 3 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”), Section 412 of the Internal Revenue Code of 1986, as amended, or Title IV of ERISA. None of the Benefit Plans is a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) or a “single employer under multiple controlled groups” as described in Section 4063 of ERISA, and neither the Company nor any Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution to any multiemployer plan. Each Benefit Plan has been operated in compliance with its terms in all respects, and each Benefit Plan complies, in all respects, with all provisions of applicable Law except as would not have a Material Adverse Effect. “Benefit Plans” means any Plan ever maintained, established or to which contributions have at any time been made by the Company or any of its Affiliates existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any consultant, employee, former consultant, former employee or director or former director of the Company or any beneficiary thereof is covered, has ever been covered, is or has ever been eligible for coverage or has any benefit rights.

(p)          Compliance. Neither the Company nor any Subsidiary: (i) is in violation of any order of any court, arbitrator or governmental body or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q)          Environmental Matters. The Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, permits, approvals, judgments, orders and decrees applicable to it or any of its properties, leased real property, assets, operations and businesses relating to environmental protection, and health and safety (collectively “Environmental Laws”) including, without limitation, Environmental Laws relating to air, surface water and groundwater, land and the generation, storage, use, handling, transportation, treatment, release, threatened release, remediation, exposure to or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law), as well as oil, petroleum, petroleum products, asbestos or any substance containing asbestos, and polychlorinated biphenyls (collectively “Hazardous Materials”), (ii) the Company has obtained and fully complied with and is currently in full compliance with all environmental permits and other environmental approvals necessary for the conduct of its business and the operation of its properties, and has reported to the appropriate governmental or regulatory authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Materials have been treated, stored, disposed of or otherwise handled, (iii) to the knowledge of the Company, there is not nor has there been any condition, event, circumstance, practice, activity, incident which could reasonably be expected to give rise to any common law liability or liability pursuant to any Environmental Laws or otherwise form the basis of any claim, demand or litigation against the Company; (iv) there are no claims, demand, suits, judicial or administrative actions, governmental investigators or legal proceedings pending or, to the knowledge of the Company, threatened against the Company relating in any way to any Environmental laws, nor has the Company received notice of any violation of, or any claim alleging liability under, any Environmental Laws, (v) there have been no releases or threats of releases (as these terms are defined in Environmental Laws) of any Hazardous Materials at, from, in or on any property previously or currently owned or operated by the Company, except as permitted by Environmental Laws, and (vi) there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation of Hazardous Materials which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could reasonably be expected to lead to any claim against the Company for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act or comparable state or local statutes or regulations, except as would not have a Material Adverse Effect.

(r)          Title to Assets. The Company and each Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case, free and clear of all liens, except for liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and liens for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties (“Permitted Liens”). Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and each Subsidiary are in compliance.

(s)          Intellectual Property. The Company and each Subsidiary own all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of their businesses (collectively, the “Intangibles”). Neither the Company nor any Subsidiary has infringed upon the rights of others with respect to the Intangibles and neither the Company nor any Subsidiary have received notice that they have or may have infringed or are infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles that could, individually or in the aggregate, or could reasonably be expected to have, have a Material Adverse Effect.

(t)          Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)          Transactions With Affiliates and Employees. Except as may be described in Schedule 3(u), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred in the ordinary course of business on behalf of the Company and (iii) other employee benefits, including stock option agreements, under any stock option plan of the Company.

(v)         Certain Fees. Other than a cash fee of seven percent (7%) payable to Dawson James Securities (“DJS”) and six percent (6%) warrants issuable to DJS in connection with the bridge financing contemplated herein, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(w)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)          Tax Returns. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(y)          Foreign Corrupt Practices. None of the Company, any Subsidiary or, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z)          No Disagreements with Accountants or Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(aa)         Indebtedness. Except as disclosed on schedule 3(aa), neither the Company nor any Subsidiary is in default with respect to, or liable under (x) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), or (y) any guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto).

(bb)         Internal Controls. Except as disclosed in Schedule 3(bb), the Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP and the applicable requirements of the Exchange Act.

(cc)         OFAC. None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)         Full Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.          Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company, only with respect to itself, as follows:

(a)          Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act. Purchaser is capable of evaluating the merits and risks of its investment in the Securities and has the ability and capacity to protect its interests.

(b)          Purchaser understands that the Securities have not been registered. Purchaser understands that the Securities will not be registered under the Securities Act in reliance upon an exemption in reliance on Section 4(2) of the Securities Act.

(c)          Purchaser acknowledges that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(d)          Purchaser is purchasing the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(e)          Purchaser has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)          There are no actions, suits, proceedings or investigations pending against Purchaser or Purchaser’s assets before any court or governmental agency (nor, to Purchaser’s knowledge, is there any threat thereof) which would impair in any way Purchaser’s ability to enter into and fully perform Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(g)          The execution, delivery and performance of and compliance with this Agreement and the issuance of the Securities to Purchaser will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation or by-laws, or equivalent limited liability company, trust or partnership documents, if applicable, or any agreement to which Purchaser is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Purchaser or the Securities purchased by Purchaser.

(h)          Purchaser is aware that the Securities will be (unless registered by the Company), when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Securities Act, and may not be offered, sold or transferred except pursuant to an effective registration statement or an exemption from registration under the Securities Act.

(i)          Purchaser understands that the Securities shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

(j)          Any sales, transfers, or other dispositions of the Securities by Purchaser, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

(k)          Purchaser further represents that the address of Purchaser set forth on the signature page is its principal place of business; that Purchaser is purchasing the Securities for Purchaser’s own account and not, in whole or in part, for the account of any other person; and that Purchaser has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(l)          Purchaser represents and warrants that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement.

5.          Other Agreements.

(a)          Certain Covenants of the Company. Until such time as the Loan Amount or any accrued fees or interest remain unpaid or outstanding, the Company shall comply and operate in accordance with all of the following covenants and agreements, unless otherwise agreed to in writing by the Purchasers:

(i)	Payment of Obligations. The Company will timely pay and discharge all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

(ii)	Conduct of Business and Maintenance. The Company will continue to engage in business of the same general type as now conducted by it and to preserve, renew and keep in full force and effect, its corporate existence and its assets, rights, privileges and franchises to the extent necessary or desirable in the normal conduct of business or to preserve the Collateral. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(iii)	Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities.

(iv)	Use of Proceeds. The use of proceeds of the Loan Amount shall be used solely for the purposes set forth in Schedule 5(a) to this Agreement and for no other purposes.

(v)	Notice of Legal Matters. The Company shall notify Purchaser promptly after the Company shall obtain knowledge of any written notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental authority, and each material development in respect of such legal or other proceeding affecting the Company, except proceedings which, if adversely determined, would not reasonably be likely to have a Material Adverse Effect.

(vi)	Books and Records; Inspection and Audit Rights. The Company will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will permit any representatives designated by Purchaser, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its business, assets, affairs, finances, prospects, and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested. Promptly upon Purchaser’s written request therefor, the Company shall deliver to Purchaser such documents and other evidence of the existence, good standing, foreign qualification and financial condition of the Company as Purchaser shall request from time to time.

(vii)	Change of Control, etc. The Company shall not (i) merge or consolidate with or into any person, (ii) sell, assign, lease, license or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person, or (iii) issue or sell securities of the Company (whether in one transaction or in a series of transactions) such that the shareholders of the Company as of the date of this Agreement hold or will hold less than a majority of the outstanding (on a fully-diluted basis) equity securities or voting power of the Company (“Change of Control”).

(viii)	Indebtedness and Liens. The Company shall not create or suffer to exist any debt or liens other than (i) debt incurred by the Company in the ordinary course of business, not to exceed $10,000 in the aggregate, (ii) debt which is subordinated in the right of payment to amounts payable to Purchaser pursuant to this Agreement on terms reasonably satisfactory to Purchaser; and (iii) Permitted Liens.

(ix)	Investments, Loans, Acquisitions and Hedge Agreements. The Company shall not: (i) purchase or acquire or make any investment in any other person, (ii) purchase or acquire all or substantially all of the assets of any person or any division of any person; (iii) make any loan, advance or extension of credit to, or contribution to the capital of, any other person other than reimbursement of reasonable, bona fide and properly documented business expenses incurred on behalf of the Company; (iv) sell, whether at face value or at a discount, any account receivable of the Company; or (v) make any commitment or acquire any option or enter into any other arrangements for the purpose of making any of the foregoing investments, loans or acquisitions.

(x)	Restricted Payments. The Company shall not declare, order, pay or make any dividend or distribution of assets or payment of cash, or both, directly or indirectly to any person.

(xi)	Transactions with Affiliates. The Company shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arm's-length transaction with a person not an Affiliate. “Affiliate” means, as applied to any person, (a) any other person directly or indirectly controlling, controlled by or under common control with, that person, (b) any other person that owns or controls (i) 10% or more of any class of equity securities of that person or any of its Affiliates or (ii) 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through ownership of voting securities or by contract or otherwise.

(xii)        Issuance of Securities. Except in connection with the Subsequent Financing (as defined in the Notes) on terms and conditions acceptable to the Purchasers, neither the Company nor any Subsidiary thereof shall issue any capital stock, debt securities, convertible securities or common stock equivalents or enter into any agreement to do any of the foregoing. Further, as long as the Loan Amount or any accrued fees or interest remain unpaid or outstanding, the Company shall not register shares of any kind, whether related to this Agreement or not, using Commission Form S-8. The Conversion Shares of the Company issuable upon conversion of the Note in a Subsequent Financing will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Company will reserve from its duly authorized capital stock such number of securities for issuance of the Conversion Shares upon the conversion of the Note. Notwithstanding any contrary provision set forth herein or in any Transaction Document, from the date hereof until the date that is sixty (60) days from the date hereof, the Purchasers shall have the exclusive right to participate on a pro rata basis (or in such other percentages as the Purchasers may agree upon) in the next financing of the Company (which may be the Subsequent Financing) for up to $5.0 million at a purchase price per security or unit of up to $0.35 per security or unit with 100% warrant coverage to the investors and on such other terms mutually acceptable to the Company and the Purchasers.

(xiii) Exclusive License and Distribution Agreement. Within thirty (30) days from the date hereof, the Company shall use commercially reasonable efforts to enter into an exclusive distribution and licensing agreement with MusclePharm Corporation (“MSLP”), on terms and conditions acceptable to MSLP and the Company.

(xix) Shareholder Approval. The Company shall use its best efforts to promptly (and in any event within no longer than ninety (90) days) obtain shareholder approval for the transactions contemplated herein and in the Transaction Documents (including, without limitation, the increase of the Company’s Common Stock in order to comply with its obligation to issue securities in the Transaction Documents).

(b)          Notice of Other Material Events. Until such time as the Loan Amount or any accrued fees or interest remain unpaid or outstanding, the Company shall provide notice of the following:

(i)	The Company shall furnish to each Purchaser prompt (but in no event more than two (2) business days after the relevant occurrence) written notice of the occurrence of any Event of Default or any other event or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(ii)	The Company shall furnish to Purchaser written notice of the following not less than thirty (30) days prior to the occurrence thereof: (A) any change of the Company’s corporate name or of any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any change of the state in which the Company is organized or conducts business, (C) any change of the Company’s principal place of business, or (D) any change of the Company’s identity or corporate structure.

(iii)	Each notice delivered under this Section shall be accompanied by a statement of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c)          Further Assurances. At any time or from time to time after the execution hereof, the Company will promptly execute, deliver, verify, acknowledge, record and/or file any and all further documents and instruments (including financing statements and continuation statements), and promptly take any and all such other and further actions, as Purchaser may request in order to evidence or more fully effectuate the transactions and security arrangements contemplated hereby and to otherwise carry out the terms hereof.

(d)          Reservation of Shares. Subject to stockholder approval of an increase in the Company’s authorized capitalization, the Company shall at all times reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of providing for the exercise of the conversion rights provided for under the Note and Warrant, such number of shares of capital stock as shall, from time to time, be sufficient for issuance of the Conversion Shares upon conversion of such Note and Warrant Shares upon the exercise of the Warrants in full.

6.          Events of Default.

(a)	Each of the following events, individually, shall constitute an “Event of Default”:

(i)	the Company shall fail to perform any obligation or pay any fee or any other amount payable under any of the Transaction Documents, when and as the same shall become due and payable;

(ii)	any representation or warranty made by or on behalf of the Company in or in connection with any Transaction Document, or in any report, certificate or other document furnished pursuant to or in connection with any Transaction Document, shall prove to have been incorrect in any material respect when made or deemed made or shall be breached;

(iii)	any default by the Company under, or the occurrence of any event of default as defined in, any other indebtedness owed by the Company;

(iv)	any event causing or resulting in the UCC Pledge not to be a first priority perfected lien on the Assets;

(v)	any event, transaction, action or omission of or involving the Company shall occur which the Purchasers reasonably believe will result in a Material Adverse Effect;

(vi)	any of this Agreement or the Note shall cease to be, or shall be asserted by the Company or other obligor thereunder not to be, in full force and effect; or

(vii)	a Change of Control shall occur.

(b)          Remedies. Notwithstanding anything to the contrary in any Transaction Document, upon the occurrence of an Event of Default, and in every such event, and thereupon the outstanding Loan Amount so declared to be due and payable, together with all fees and other payment obligations of the Company accrued but unpaid under the Transaction Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and in case of any event with respect to the Company described in clauses (vi), (vii) or (viii) of Section 6, the Loan Amount then outstanding, together with all fees and other payment obligations of the Company accrued but unpaid under the Transaction Documents, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

7.          Intentionally Omitted.

8.          Piggy-Back Registration Rights.

(a)          For a period of twelve (12) months following the Closing Date, if the Company shall decide to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Purchaser a written notice of such determination and, if within fifteen days after the date of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement, all or any part of Purchaser’s shares of Common Stock underlying the Notes or the Warrants (collectively, the “Registrable Securities”) such Purchaser requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for resale without restriction pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective registration statement; provided, further, however,

                (i)            if the registration statement is an offering to be made on a continuous basis pursuant to Rule 415 and is not on a Form S-3, and the Commission advises the Company that all of the Registrable Securities which such Holders have requested to be registered may not be included under Rule 415(a)(i), then the number of Registrable Securities to be registered for each Purchaser shall be reduced pro-rata among all the Purchasers to an amount to which is permitted by the Commission for resale under Rule 415(a)(i) and each Purchaser shall have the right to designate which of its Registrable Securities shall be omitted from the registration statement; provided, further, however, the Registrable Securities hereunder shall have first priority over shares being registered by any other third parties other than the Company; and

                (ii)           if the registration so proposed by the Company involves an underwritten offering of the securities so being registered for the account of the Company, to be distributed by or through one or more underwriters of recognized standing, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Purchasers have requested the Company to register and otherwise concurrently with the securities being distributed by such underwriters will materially and adversely affect the distribution of such securities by such underwriters (such opinion to state the reasons therefor), then the Company will promptly furnish each such Purchaser of Registrable Securities with a copy of such opinion, and by providing such written notice to each such Purchaser, such Purchaser may be denied the registration of all or a specified portion of such Registrable Securities (in case of such a denial as to a portion of such Registrable Securities, such portion to be allocated pro rata among the Purchasers); provided, however, shares to be registered by the Company for issuance by the Company shall have first priority, each holder of Registrable Securities hereunder shall have second priority, and any other shares being registered on account of other third parties shall have third priority.

9.          Indemnification by the Company. The Company shall indemnify the Purchasers and each of their respective officers, directors, shareholders, members, partners, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses (as defined below, and whether or not involving any person not a party to this Agreement) suffered, incurred or sustained by any of them or to which any of them becomes subject resulting from, arising out of or relating to (a) any material misrepresentation on the part of the Company, (b) a breach by the Company of any of the representations and warranties contained herein, or (c) any non-fulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or in any of the Transaction Documents (including any certificates delivered in connection herewith or therewith). If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws. “Losses” means any and all damages, fines, fees, taxes, penalties, deficiencies, diminution in value of investment, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any claim made by a person not a party hereto and (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

10.          Appointment of Collateral Agent; Indemnification of Collateral Agent.

(a)          Appointment of Collateral Agent. Each Purchaser hereby appoints, authorizes and empowers MusclePharm Corporation (the “Collateral Agent”) to act as the collateral agent and as representative, attorney-in-fact and agent, with full power of substitution, to act in the name, place and stead of each of Purchaser, to take all actions necessary or appropriate in its judgment for the accomplishment of the terms of any of the Transaction Documents, and to act on behalf of each Purchaser and to do or refrain from doing all such further acts and things, to make all decisions and determinations, and to execute, deliver and receive all such documents, as it shall deem necessary or appropriate in conjunction with any of the transactions contemplated by the Transaction Documents. This appointment may be terminated, and such termination shall be effective, upon the earlier of the Collateral Agent’s resignation as collateral agent and the written consent of the holders of a majority-in-interest of the Notes.

(b)          Limitation of Liability; Indemnification. In addition to any and all protections and rights that may be granted hereunder to the Collateral Agent as collateral agent, to the maximum extent permissible by law, the Collateral Agent will incur no liability with respect to any action or inaction taken or failed to be taken in connection with its services as the collateral agent, except its own willful misconduct or gross negligence. In all questions arising under any of the Loan Documents, the Collateral Agent may rely on the advice of counsel of its choosing, and the Collateral Agent will not be liable to any party to any of the Loan Documents or any other person or party for anything done, omitted or suffered in good faith by it in its capacity as the collateral agent based on such advice. Each of the Purchasers (a) agrees, jointly and severally, to indemnify, defend and save harmless the Collateral Agent from and against any and all loss, liability or expense (including the reasonable fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with the Collateral Agent’s execution and performance of its duties as collateral agent under any of the Loan Documents (a “Collateral Agent Expense”), except to the extent that such Collateral Agent Expense is finally adjudicated to have been primarily caused by the gross negligence or willful misconduct of the Collateral Agent, in its capacity as collateral agent, and (b) acknowledges and agrees that the foregoing indemnities shall survive the Collateral Agent’s resignation as the collateral agent or the termination of any of the Transaction Documents. In no event shall the Collateral Agent, in its capacity as the collateral agent, be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

11.         Miscellaneous.

(a)          The Company agrees not to transfer or assign this Agreement or any of the Company’s rights or obligations herein and each Purchaser agrees that the transfer or assignment of the Notes acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b)          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(c)          Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail, with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), to the following addresses:

(i)	If to the Company, at:

Fuse Science, Inc.

6135 NW 167th Street

Suite E-21

Miami Lakes, Florida 33015

Tel: (305) 503-3873

Fax: (877) 212-7907

With a copy (which shall not constitute notice) to:

Gutiérrez Yelin & Boulris, PLLC	Roetzel & Andress
100 Almeria Avenue, Suite 340	350 East Las Olas Boulevard
Coral Gables, Florida 33134	Las Olas Centre II, Suite 1150
Attention: Pedro G. Menocal, Esq.	Fort Lauderdale, Florida 33301
Tel: (305) 358-5100	Attention: Dale S. Bergman, Esq.
Fax: (888) 281-1829	Tel: (954) 462-4150
Fax: (954) 462-4260

(ii)	If to a Purchaser, to the address set forth on its signature page hereto,

With a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Attention: Harvey Kesner, Esq.

Tel: (212) 930-9700

Fax: (212) 930-9725

(d)          No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by all parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(e)          This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York as such laws are applied by the New York courts to contracts solely performed within its borders, except with respect to the conflicts of law provisions thereof.

(f)          Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York County, New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the federal and state courts located in New York County, New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the federal and state courts located in New York County, New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(g)          If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(h)          The Company understands and agrees that money damages may not be a sufficient remedy for any breach of this Agreement by the Company, and that Purchaser shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by the Company of this Agreement, but shall be in addition to all other remedies available at law or equity to Purchaser.

(i)          All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(j)          This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

(k)          The Company shall be responsible for the payment of all fees and expenses in connection with the transactions contemplated in this Agreement and the Transaction Documents, including, without limitation, the fees and out-of-pocket expenses of Sichenzia Ross Friedman Ference LLP, incurred in connection with the preparation and negotiation of the Transaction Documents. Such fees and expenses shall be paid from the escrow account at Closing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Company Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FUSE SCIENCE, INC.

By:
Name: Brian Tuffin
Title: Chief Executive Officer

Purchaser Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[PURCHASER]

By:
Name:
Title:

Purchase Price: ________________________

Address for Notice:

______________________________________

______________________________________

Attention of: ____________________________

Telephone: _____________________________

Facsimile:_______________________________